Exhibit 3.22

AMENDED AND RESTATED

OPERATING AGREEMENT AND BY-LAWS

OF

FRYMASTER L.L.C.

i

Article VII DISSOLUTION; LIQUIDATION AND TERMINATION		8

7.1	Dissolution	8
7.2	Liquidation and Termination	8

Article VIII AMENDMENTS		9

8.1	Amendments	9

Article IX LIMITATION OF LIABILITY; INDEMNIFICATION		10

9.1	Limitation of Liability	10
9.2	Right to Indemnification	10
9.3	Advance Payment	10
9.4	Nonexclusivity of Rights	10
9.5	Insurance	10
9.6	Savings Clause	11

Article X GENERAL PROVISIONS		11

10.1	Notices	11
10.2	Governing Law; Severability	11
10.3	Counterparts	11

ii

AMENDED AND RESTATED

OPERATING AGREEMENT AND BY-LAWS

OF

FRYMASTER L.L.C.

This Amended and Restated Operating Agreement and By-laws (this “Agreement”), made and entered into effective August 13, 1999, constitutes the Operating Agreement for Frymaster L.L.C. (the “Company”). This Agreement and the Articles of Organization of the Company (the “Articles”) shall be binding on all holders of Shares (as defined in the Articles) of the Company as members of the Company and all transferees of such Shares as substituted or additional members of the Company (collectively, the “Members” and individually, a “Member”).

ARTICLE I

OFFICES AND RECORDS

1.1 Registered Office and Registered Agent. The Company’s registered office and registered agent required by the Limited Liability Company Law of Louisiana (as amended from time to time and any successor statute, the “Act”) to be continuously maintained in Louisiana shall be the registered office and agent named in the initial report filed with the Articles or such other office or agent as the Board of Directors (as hereinafter defined) may designate from time to time in the manner provided by the Act.

1.2 Other Offices. The Company may also have offices at such other places both within and without Louisiana as the Board of Directors may from time to time determine or the business of the Company may require.

1.3 Maintenance of Books. The Company shall keep books and records of accounts on an accrual basis and shall keep minutes of the proceedings of its Board of Directors and its Members.

1.4 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venture of any other Member for any purposes and this Agreement may not be construed to suggest otherwise.

1.5 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether corporeal or incorporeal, shall be deemed to be owned by the Company as an entity and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE II

DETERMINATION OF AND MEETINGS OF MEMBERS

2.1 Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Members entitled to notice of and to vote at a meeting, receive a dividend or other distribution or in order to make a determination of Members for any other purpose; however, such date must be not less than ten nor more than 60 days prior to the date on which the action requiring the determination of Members is to be taken. If no record date is fixed for the purpose of determining Members (a) entitled to notice of and to vote at a meeting, the close of business on the day before notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose or action, the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose or action shall be the record date. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.2 Place of Meetings. All meetings of Members shall be held at the principal place of business of the Company or at such other place as shall be specified in the notices or waivers of notice thereof.

2.3 Annual Meetings. An annual meeting of the Members shall be held each year on the date and at the time as the Board of Directors shall designate for the purpose of electing individuals to serve as members of the Board of Directors and for the transaction of such other business as may be properly brought before the meeting.

2.4 Special Meetings. Special meetings of Members for any purpose or purposes may be called by either the Board of Directors or Members holding of record 25% of the outstanding Shares.

2.5 Notice of Meetings. The authorized person or persons calling a Members’ meeting shall cause written notice of the time, place and purpose of the meeting to be given to all Members at least ten days and not more than 60 days prior to the day fixed for the meeting.

2.6 Agenda and Conduct of Meetings. The business to be conducted at a Members’ meeting shall be limited to the purpose or purposes stated in the notice of the meeting, provided that other matters may be considered if all Members are present or represented at the meeting and consent thereto. The Chairman of the Board shall preside over any meetings of Members and shall have the authority to make all decisions regarding the conduct of the meeting.

2.7 Quorum. The presence, in person or by proxy, of Members holding a majority of the outstanding Shares shall constitute a quorum at all meetings of Members. If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of Members or the refusal of any Members present to vote. If a meeting cannot be organized because a quorum is not present, Members present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. In the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing Directors. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

2.8 Proxies. A Member may vote either in person or by proxy executed in writing by the Members. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.9 Action by Members. Except as provided in this Section 2.9, every action of Members must be taken at a meeting of Members. Any action permitted or required by the Act or this Agreement to be taken at a meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by all of the Members. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Louisiana Secretary of State.

ARTICLE III

MANAGEMENT

3.1 Management of the Company’s Affairs. (a) As provided in the Articles and this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the “Board of Directors”) consisting of not less than one nor more than five individuals, as set from time to time by resolution adopted by the Board of Directors, and, subject to the direction of the Board of Directors, the officers elected by the Members in accordance with the terms of this Agreement (the “Officers”), who shall collectively (Officers and Directors) constitute “managers” of the Company within the meaning of the Act.

(b) Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Louisiana Business Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors and the Officers (subject to the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

(c) Without limiting the generality of the foregoing, the Directors are specifically authorized to make an election to have the Company treated as a corporation under Treasury Regulation §301.7701.3(c).

3.2 Election; Removal; Vacancies. (a) Directors, other than the first Board of Directors, shall be elected at the annual meeting of Members by a plurality of the vote of the Shares present in person or represented by proxy at such meeting, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

(b) The Members, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the Directors, notwithstanding that his, her or their terms of office may not have expired, and may at such meeting elect one or more successors, as the case may be, for the unexpired term.

(c) Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors remaining in office; provided that the Members shall have the right to fill the vacancy at any special meeting called for such purpose prior to such action by the Board.

3.3 Officers. (a) General The Members shall appoint agents of the Company who shall be referred to as “Officers” of the Company. Unless provided otherwise by resolution of the Members, the Officers shall have the titles, power, authority and duties described below in this Section 3.3

(b) Titles and Number. The Officers of the Company shall include the President and the Secretary. In addition, there may be appointed from time to time, in accordance with Section 3.3(c), a Chairman of the Board and such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold two or more offices.

(c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(d) Chairman of the Board. The Chairman of the Board shall have the general powers, duties and responsibilities of supervision and management inherent in such office as well as such additional powers and duties as the Board of Directors may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board of Directors and Members and perform such other duties as may be designated by the Board of Directors or this Agreement.

(e) President. The President, subject to the direction of the Board of Directors and the Chairman of the Board, shall be the chief operating officer of the Company and shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement, the Board of Directors and the Chairman of the Board. Unless otherwise designated by the Board of Directors, the President shall be the chief executive officer of the Company.

(f) Vice Presidents. In the absence of the President, each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.

(g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Members, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.

(h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company.

(i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

(j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

3.4 Compensation. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.1 Place of Meetings. The meetings of the Board of Directors may be held at the principal office of the Company or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

4.2 Meetings; Notice. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors shall be required, but no special form of notice or time of notice shall be necessary. Special meetings of the Board of Directors may be called by the Chairman of the Board or President on no less than two days’ notice given to each director, either personally or by telephone, mail, facsimile transmission or any other comparable form of communication. Notwithstanding the above, a meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of Members at the same location as such meeting of Members, and no notice of such meeting of the Board of Directors shall be necessary to legally constitute the meeting, provided a quorum shall be present. Members of the Board of Directors present or represented at any meeting shall be deemed to have received due notice, or to have waived, notice thereof, except when a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.3 Quorum; Acts of the Board. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Board of Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum is present. If a quorum is present when the meeting is convened, the members present may continue to do business notwithstanding the withdrawal of enough members to leave less than a quorum or the refusal of any members present to vote. The act of a majority of the members present shall be the act of the Board of Directors.

4.4 Action by Unanimous Written Consent. Any action which may be taken at a meeting of the Board of Directors may be taken by a consent in writing signed by all of the members of the Board of Directors and filed with the records of proceedings of the Board of Directors.

4.5 Meetings by Telephone or Similar Communication. Members of the Board of Directors may participate at and be present at any meeting of the Board of Directors by means of conference telephone or similar communications equipment if all person participating in such meeting can hear and communicate with each other.

4.6 Directors’ Proxies. Any Director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other Director or Member, who may cast the vote of the absent Director according to the written instructions, general or special, of the absent Director.

4.7 Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the Company (and one or more Directors may be named as alternate members to replace any absent or disqualified regular members of such committees), which, to the extent provided by resolution of the Board of Directors or this Agreement, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to documents. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. Any vacancy occurring in any such committee shall be filled by the Board of Directors, but the President may designate another Director to serve on any such committee pending action by the Board. Each such committee shall hold office during the term of this Board of Directors constituting it, unless otherwise ordered by the Board of Directors, and shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE V

DIVIDENDS

5.1 Dividends. Subject to Section 5.2, the Board of Directors may from time to time declare, and the Company may pay, dividends in cash, property or its own Shares.

5.2 Limitation. No dividend or other distribution shall be made by the Company if, after giving effect to the distribution: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) the Company’s total assets would be less than the sum of its total liabilities. The Company may base a determination that a distribution is not prohibited under this Section 5.2 either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or a fair valuation or other method that is reasonable under the circumstances. For purposes of this Section 5.2, generally accepted accounting principles are deemed to be reasonable. The effect of a distribution under this Section shall be measured as of the date upon which the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date upon which payment is made if it occurs more than 120 days after the date of authorization.

ARTICLE VI

SHARES

6.1 Shares. The holders of Shares shall be entitled on a pro rata basis to such distributions, if any, as shall be provided thereon from time to time by the Board of Directors, (a) except to the extent otherwise provided in Section 7.2, upon liquidation or dissolution of the Company shall be entitled on a pro rata basis to all remaining assets after satisfaction of the Company’s liabilities to creditors, (b) shall not be subject to any right of redemption by the Company and (c) shall be entitled to one vote per Share on matters submitted to a vote or consent of Members. Each Share shall be identical in all respects with each other Share.

6.2 Members. (a) A Person shall be admitted as a Member, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires any Shares and becomes the record holder of such Shares in accordance with the provisions of this Agreement.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company. The Secretary of the Company shall be required to update the books and records from time to time as necessary to accurately reflect the information therein. Shares shall not be represented by share certificates and the Shares are deemed to be “general intangibles” as that term is defined in the Uniform Commercial Code.

6.3 Liability to Third Parties. No Member or beneficial owner of Shares shall be liable for the debts, obligations or liabilities of the Company.

6.4 Register, Registration of Transfer and Exchange. (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirements of the Board of Directors, will provide for the registration and transfer of Shares. The Company shall transfer Shares upon receipt by it of written notice from the transferor authorizing such transfer and designating the transferee and said transferee’s mailing address. The Company shall not recognize transfers of Shares unless the same are effected in the manner described in this Section 6.4(a).

(b) By transfer of shares in accordance with this Section 6.4, the transferor shall be deemed to have given the transferee the right to be admitted to the Company as a Member, and each transferee of shares (including any nominee holder or an agent acquiring such Share for the account of another person) shall become a Member with respect to the Share so transferred to such person when any such transfer and admission is reflected in the books and records of the Company.

(c) The Company shall be entitled to recognize the record holder as the owner of shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule or regulation. Subject to the foregoing provisions of this Section 6.4(c), Shares shall be freely transferable. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) Each dividend or other distribution in respect of the Shares shall be paid by the Company, directly or through any other person or agent, only to the record holders thereof as of the record date set forth the dividend or other distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

6.5 Return of Consideration; Withdrawal and Expulsion. A Member is not entitled to the return of any part of its consideration paid to the Company for any Shares or to be paid interest in respect thereto. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return to a Member its consideration paid to the Company for any Shares. Members may not be expelled from the Company or withdraw from the Company, except by transferring Shares.

ARTICLE VII

DISSOLUTION; LIQUIDATION AND TERMINATION

7.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up only upon the affirmative vote of the Members holding two-thirds of the outstanding Shares.

7.2 Liquidation and Termination. On dissolution of the Company, the Board of Directors shall serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company’s business with all of the power and authority of the Board of Directors and the Members. The steps to be accomplished by the liquidator are as follows:

(a) the liquidator shall file Articles of Dissolution with the Louisiana Secretary of State as required by Section l339 of the Act or similar successor provision and give the notice required by Section 1336 of the Act or similar successor provision;

(b) the liquidator shall follow the procedures set forth in Section 1338 of the Act or similar successor provision in order to obtain the benefits of that Section of the Act and of Section 1341 of the Act or similar successor provisions;

(c) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(d) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(e) all remaining assets of the Company shall be distributed to the Members as follows:

(i) the liquidator may sell any or all Company property, including to Members; and

(ii) liquidation proceeds shall be identical with respect to each outstanding Share.

(f) on completion of the distribution of Company assets as provided herein, the Company is terminated, and the liquidator shall file a certificate stating that the Company has been liquidated and is dissolved with the Louisiana Secretary of State as required by Section 1340 of the Act or any similar successor provision and take such other actions as may be necessary to terminate the Company.

ARTICLE VIII

AMENDMENTS

8.1 Amendments. The Articles and this Agreement may be amended or modified from time to time only by Members owning two-thirds of the outstanding Shares; provided, however, that the Board of Directors, without the approval of the Members, may amend the Articles to change the certifying official or to delete or add one or more certifying officials.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

9.1 Limitation of Liability. Neither any Member or the Board of Directors (a “Director”) nor any Officer shall be personally liable for monetary damages for breach of any duty provided for in La. R.S. 12:1314; provided, that this Section shall not limit or eliminate the liability of any Director or Officer for the amount of a financial benefit received by the Director or Officer to which he or she is not entitled or for an intentional violation of a criminal law.

9.2 Right to Indemnification. Each person who is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she is or was a Director or Officer of the Company shall be indemnified by the Company to the fullest extent permitted by law, as the same exists or may hereafter be in effect (but, in the case of any subsequent change in the law, only to the extent that such change permits the Company to provide broader indemnification rights than were permitted prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such Proceeding, and indemnification under this Article shall continue as to a person who has ceased to serve as a Director or Officer. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification, or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

9.3 Advance Payment. The right to indemnification conferred in this Article shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under this Article who was, is, or is threatened to be made, a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of (a) a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article and (b) a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article or otherwise.

9.4 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article shall not be exclusive of any other right which a Director or Officer may have or hereafter acquire under any law (common or statutory), provision of the Articles or this Agreement, any agreement, vote of Members, or otherwise.

9.5 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself, and any person who is or was serving as a Director or Officer of the Company, against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under this Article.

9.6 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director or Officer indemnified pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid or by delivering that writing to the recipient in person, by courier, or by facsimile transmission. A notice, request, or consent given under this Agreement is effective on receipt by the person to receive it; however, if such notice is placed in the United States mail, postage prepaid, and addressed to a Member at such Member’s last known address, notice shall be deemed to have been received by such Member on the third day thereafter. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that a Member may specify by notice to the Company. Any notice, request, or consent to the Company must be given at the following address: 8700 Line Avenue, Shreveport, Louisiana 71 135-1000, Attn: President, with a copy to Welbilt Corporation, 225 High Ridge Road, Stamford, Connecticut 06905, Attn: General Counsel. Whenever any notice is required to be given by law, the Articles, or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.2 Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the internal laws of the State of Louisiana. If a direct conflict exists between the provisions of this Agreement and (a) any provision of the Articles or (b) any mandatory provision of the Act, the applicable provision of the Articles or the Act shall control. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances not affected thereby shall be enforced to the greatest extent permitted by law.

10.3 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

EXHIBIT A

Name and Address of Members

Welbilt Holding Company

255 High Ridge Road

Stamford, CT 06905